Exhibit 99.1
Victoria’s Secret & Co. to Change Ticker Symbol to VSXY, Marking the Next Chapter in the Company’s Evolution

Shares will begin trading on the New York Stock Exchange under “VSXY” on June 2, 2026

Company will also release First Quarter 2026 results before market open on June 2

REYNOLDSBURG, Ohio, May 21, 2026—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today announced that it will begin trading under the new ticker symbol VSXY on the New York Stock Exchange on June 2, 2026. The change marks a meaningful milestone in the company’s evolution and reflects the clarity Victoria’s Secret & Co. has today: in who it is, what it stands for, and how it shows up for customers.

The Company celebrates sexy in all its forms: not as one look or one definition, but as a feeling every woman owns for herself. It is uniquely positioned to capture and reflect that feeling in a way no one else can.

“VSXY is a marker of who we are today. A company standing fully in our identity and committed to inspiring confidence, sparking joy and celebrating sexy in all its forms,” said Hillary Super, Chief Executive Officer of Victoria’s Secret & Co. “Sexy is deeply personal. If you asked a room full of women what it means, you’d get a different answer every time, and that diversity of expression is powerful. Every woman gets to define it for herself. Our role is to listen closely then translate what we hear into products, stories, and experiences that help her feel seen, supported and powerful in her own skin.”

The Company’s ticker change follows a transformative period focused on fortifying the company’s iconic brands, building trust with a new generation of customers and bringing in new leadership.

“Sexy has always been part of our DNA. What’s changed is how intentionally we are owning it. Not by telling women what sexy should be, but by reflecting it back to them in a way that feels authentic, expansive and modern,” Super added. “VSXY is recognizable and aligns with our strategy and the progress we’ve made. It reflects our conviction and confidence in this work. We’re owning who we are, and we’re proud of it.”

As previously announced, the Company will release its first quarter 2026 financial results on June 2, 2026, before market open.

The ticker change will take effect on June 2, 2026. No action is required by shareholders. The Company’s common stock will continue to trade on the New York Stock Exchange, and its CUSIP number will remain unchanged.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, apparel, sport and swim as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that strive to inspire confidence, spark joy and celebrate sexy. Additionally, Adore Me, our digital intimates brand serves women across budgets and lifestyles. We are committed to empowering our more than 30,000 associates across a global footprint of 1,420 retail stores in approximately 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “estimate,” “commit,” “will,” “target,” “forecast,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” or the negative of these words and any similar expressions, involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in any forward-looking statement.

Factors that could cause actual results to differ include, among others: general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns; market disruptions; uncertainty in the global trade environment, including tariffs and retaliatory measures; our ability to successfully implement our strategic plan; leadership changes and turnover in key positions; our ability to source, produce, distribute and sell merchandise globally, including risks related to geopolitical conflicts, supply chain disruptions (and related pricing impacts), currency fluctuations and labor disputes; fluctuations in freight, product input and energy costs; cybersecurity risks and our ability to maintain data security and privacy; shareholder activism matters; and other risks and uncertainties described in “Item 1A. Risk Factors” in our 2025 Annual Report on Form 10-K filed with the SEC on March 20, 2026.

All forward-looking statements are made only as of the date of this document. Except as may be required by law, we assume no obligation to make publicly available any update or other revisions to any of the forward-looking statements contained in this document.

For further information, please contact:

Victoria’s Secret & Co.:

Investor Relations:	Media Relations:
Brooke Wilson
investorrelations@victoria.com	communications@victoria.com